UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 18, 2022

MacKenzie Realty Capital, Inc.
(Exact Name of Registrant as Specified in Its Charter)

000-55006
(Commission File Number)

Maryland	45-4355424
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

89 Davis Road, Suite 100
Orinda, California 94563
(Address of principal executive offices, including zip code)

(925) 631-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 12, 2022, MacKenzie Realty Capital, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Agreement”) to purchase the general partnership interests (the “GP Interests”) in eight limited partnerships and one parcel of entitled land currently owned by The Wiseman Company, LLC (“Wiseman”) for approximately $17,325,000 and $3,050,000, respectively, consisting of a combination of cash and $750,000 in Operating Partnership Units, subject to adjustments and holdbacks as provided in the Agreement.  The transaction is anticipated to close in the second quarter of 2022.

The material features of the GP Interests and the entitled land parcel are described below.

GP Interests

Wiseman is currently the owner of 100% of the membership interests in eight limited liability companies that are the general partners in eight limited partnerships that own office buildings located in Napa, Fairfield, Suisun City, and Woodland, California.  Those general partners own beneficial interests of up to 50% of the equity in those limited partnerships, and the Company has agreed to purchase the GP Interests in order to purchase that equity.  As a part of this Agreement, Wiseman will secure approval from the limited partners to sell the properties to the Company, at the Company’s election, at predetermined prices over the next two years.  The purchase price under the Agreement is subject to a “Holdback” of 20% of the allocated purchase price for buildings that have not yet reached “Stabilization” (as defined in the Agreement) such that the Holdback is not paid to Wiseman until the respective properties reach that Stabilization level.

Entitled Land

The Company agreed to purchase an approximately 3-acre parcel of land located in Fairfield, California that has been entitled as an office building, along with the entitlements, plans, drawings, and other intangible assets related thereto for $3,050,000 (of which $750,000 is payable in Operating Partnership Units issued at a value of $9.63 per unit).

Under the Purchase Agreement, the parties have made customary representations and warranties to each other and have agreed to customary covenants relating to the purchase of the GP Interests and entitled land.  The purchase is also subject to the satisfaction or waiver of certain customary closing conditions.  If the agreement terminated by either party prior to the closing (other than for a default by the other party), the defaulting party is required to pay the other party $250,000 as a termination fee.

Both the Company and Wiseman have agreed, subject to certain limitations, to indemnify the other party for losses arising from certain breaches of the Agreement.

The foregoing description of the Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1 Membership Interest Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: April 18, 2022	By:	/s/ Robert Dixon
Robert Dixon
President